UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2010

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 4, 2010, MAP Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the closing of the underwritten registered offering of 3,450,000 shares of its common stock, including 450,000 shares of its common stock issued pursuant to the full exercise of the over-allotment option granted to the underwriters in the offering, at an offering price of $14.50 per share. The Company expects the net proceeds from the offering, including the exercise of the over-allotment option, to be approximately $47.1 million, after underwriting discounts and commissions and estimated offering expenses. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of MAP Pharmaceuticals, Inc., dated October 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2010

MAP PHARMACEUTICALS, INC.

By:	/S/ CHARLENE A. FRIEDMAN
Name:	Charlene A. Friedman
Title:	Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

99.1	Press Release of MAP Pharmaceuticals, Inc., dated October 4, 2010.